EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports
Fiscal 2009 Fourth Quarter and Year-End Financial Results

Company Announces Amendment to its Senior Credit Facility

New York, New York – October 23, 2009 —Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced financial results for its fourth quarter and fiscal year ended July 25, 2009 and announced an amendment to its senior credit facility.

Amendment to Senior Facility
Effective immediately, an amendment to the Company’s senior revolving credit facility with Wells Fargo Retail Finance II, LLC requires the Company to receive at least $4.4 million of net proceeds in a financing by August 1, 2010.  This is compared to the previous agreement terms that required the Company to receive at least $4.9 million of net proceeds by December 7, 2009. Further details concerning this amendment are contained in the Company’s Form 10-K filed by the Company with the Securities and Exchange Commission.

Fiscal 2009 Fourth Quarter Compared to Fiscal 2008 Fourth Quarter:
•	Net sales decreased 18.1% to $34,463,000 from $42,093,000
o	Total store sales decreased 6.9% while comparable store sales decreased 6.5%
o	Direct sales (catalog and website operations) decreased 11.9%
o	Total wholesale sales decreased 56.9%
•	Gross margin, as a percentage of net sales, decreased to 30.1% from 31.0%
•	Selling, general and administrative expenses decreased to $16,850,000, or 48.9% of sales, from $19,585,000, or 46.5% of sales
•	Net loss applicable to common shareholders was $7,024,000, or $(0.27) per diluted share, compared to a loss of $7,190,000, or $(0.28) per diluted share
•	Adjusted EBITDA was a loss of $4,171,000 compared to a loss of $4,658,000. A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table.

Fiscal Year Ended July 25, 2009 Compared to Fiscal Year Ended July 26, 2008:
NOTE: Financial results for the fiscal year ended July 26, 2008 only include the wholesale division’s financial results for the six months ended July 26, 2008, due to the timing of the closing of the merger of Frederick’s of Hollywood and Movie Star on January 28, 2008.
•	Net sales decreased 3.3% to $176,310,000 from $182,233,000
o	Total store sales decreased 6.2% to $89,863,000 from $95,754,000 while comparable store sales decreased 6.5%
o	Direct sales (catalog and website operations) decreased 10.4% to $51,947,000 from $57,994,000
o	Total wholesale sales increased 21.1% to $34,500,000 from $28,485,000; however, the fiscal 2008 wholesale sales do not include $28,171,000 of wholesale sales for the first six months of fiscal 2008

•	Gross margin, as a percentage of sales, decreased to 34.7% from 36.7%
•
Selling, general and administrative expenses decreased to $74,496,000, or 42.3% of sales, from $80,108,000, or 44.0% of sales.  The fiscal 2008 SG&A expenses do not include $10,177,000 of wholesale division SG&A expenses for the first six months of fiscal 2008.

•
Net loss applicable to common shareholders was $34,631,000, or $(1.32) per diluted share, compared to a loss of $15,664,000, or $(0.83) per diluted share.  The net loss for fiscal 2009 includes a $19,100,000 goodwill impairment charge recorded in the fiscal 2009 second quarter.

•	Excluding the goodwill impairment charge, the net loss for fiscal 2009 was $15,531,000, or $(0.59) per diluted share
•	Adjusted EBITDA was a loss of $5,811,000, compared to a loss of $6,221,000

Thomas Lynch, the Company’s Chairman and Chief Executive Officer, stated, “Our 2009 fiscal year-end results are disappointing.  Weak macro-economic conditions and the significant reduction in our wholesale business magnified the challenges of integrating our retail and wholesale divisions, and highlighted the need for additional capital resources, stronger management, enhanced brand stewardship and an improved business structure.”

Mr. Lynch continued, “We have been addressing this confluence of business challenges both tactically and strategically since my joining the Company as Chief Executive Officer in January 2009.  Some of the initial steps we have taken are beginning to impact our performance positively such as cost reductions, underperforming store closures and capital restructuring.  However, a number of our strategic initiatives, such as the vertical integration of our wholesale and retail operations and the launch of our brand initiatives to department stores and mass retailers, will take some time to impact our business.”

Mr. Lynch concluded, “As we move through fiscal 2010, we are confident that we are taking the right steps to rebuild a platform for growth.  The Frederick’s of Hollywood brand has a 60-plus year pedigree, international recognition and appeals to a strong, coveted demographic.  Our overarching strategy is to leverage the brand’s recognition through responsible category and brand expansions.  We are optimistic that the short-term and long-term initiatives that are underway will result in a clear path to growth and profitability.”

Non-GAAP Financial Measures
For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss appearing on the statement of operations less depreciation and amortization, interest, income tax expense, stock compensation expense, deferred rent and non-cash impairment charges.  Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods.  Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

	Three Months Ended		Year Ended
	July 25, 2009	July 26, 2008	July 25, 2009	July 26, 2008
Net loss applicable to common shareholders	$(7,024)	$(7,190)	$(34,631)	$(15,664)
Net loss applicable to common shareholders	$(7,024)	$(7,190)	$(34,631)	$(15,664)

Depreciation and amortization	1,442	1,544	5,878	4,971
Interest	345	345	1,531	2,048
Income tax expense	67	154	132	154
Stock compensation expense	189	320	826	1,626
Deferred rent	189	169	732	644
Non-cash long lived assets impairment	621	-	621	-
Non-cash goodwill impairment	-	-	19,100	-

Adjusted EBITDA	$(4,171)	$(4,658)	$(5,811)	$(6,221)

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc. conducts its business through its multi-channel retail division and wholesale division.  Through our multi-channel retail division, we primarily sell women’s intimate apparel and related products under our proprietary Frederick’s of Hollywood® brand through 130 specialty retail stores nationwide, our world-famous catalog and an online shop at www.fredericks.com.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Extreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.  Through our wholesale division, we design, manufacture, source, distribute and sell women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass retailers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada.  Current collections include the Cinema Etoile® premium line of intimate apparel and our wholesale line of apparel sold as private label programs.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 798-4700

Our press releases and financial reports can be accessed on our corporate website at www.fohgroup.com.

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	July 25,	July 26,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$555	$791
Accounts receivable	2,643	6,985
Income tax receivable	172	112
Merchandise inventories	21,836	24,572
Prepaid expenses and other current assets	2,543	3,515
Deferred income tax assets	3,117	2,766
Total current assets	30,866	38,741

PROPERTY AND EQUIPMENT, Net	20,663	22,576
GOODWILL	-	19,100
INTANGIBLE AND OTHER ASSETS	26,108	27,265

TOTAL ASSETS	$77,637	$107,682

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$9,245	$11,093
Current portion of long-term	-	50
Accounts payable and other accrued expenses	24,415	20,709
Total current liabilities	33,660	31,852

DEFERRED RENT AND TENANT ALLOWANCES	4,707	3,846
LONG TERM DEBT-related party	13,336	12,561
OTHER	16	55
DEFERRED INCOME TAX LIABILITIES	12,153	11,802
TOTAL LIABILITIES	63,872	60,116

PREFERRED STOCK, $.01 par value – authorized, 10,000,000 shares at July 25, 2009 and July 26, 2008; issued and outstanding 3,629,325 shares of Series A preferred stock at July 25, 2009 and July 26, 2008	7,500	7,500

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value – authorized, 200,000,000 shares at July 25, 2009 and July 26, 2008; issued and outstanding 26,394,158 shares at July 25, 2009 and 26,141,194 shares at July 26, 2008	263	261
Additional paid-in capital	60,444	59,558
Accumulated deficit	(54,375)	(19,744)
Accumulated other comprehensive loss	(67)	(9)
TOTAL SHAREHOLDERS’ EQUITY	6,265	40,066
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$77,637	$107,682

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended (unaudited)		Year Ended
	July 25,	July 26,	July 25,	July 26,
	2009	2008	2009	2008(1)

Net sales	$34,463	$42,093	$176,310	$182,233
Cost of goods sold, buying and occupancy	24,073	29,059	115,098	115,306
Gross profit	10,390	13,034	61,212	66,927
Selling, general and administrative expenses	16,850	19,585	74,496	80,108
Goodwill impairment	-	-	19,100	-
Operating loss	(6,460)	(6,551)	(32,384)	(13,181)
Interest expense, net	345	345	1,531	2,048
Loss before income tax provision	(6,805)	(6,896)	(33,915)	(15,229)
Income tax provision	67	154	132	154
Net loss	(6,872)	(7,050)	(34,047)	(15,383)
Less: Preferred stock dividends	152	140	584	281
Net loss applicable to common shareholders	$(7,024)	$(7,190)	$(34,631)	$(15,664)

Basic net loss per share	$(0.27)	$(0.28)	$(1.32)	$(0.83)

Diluted net loss per share	$(0.27)	$(0.28)	$(1.32)	$(0.83)

Weighted average shares outstanding – basic	26,385	26,140	26,272	18,973
Weighted average shares outstanding – diluted	26,385	26,140	26,272	18,973

(1)           Reflects the merged entity as of January 28, 2008.